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                                                                  EXHIBIT 21.1
ENTITY

ACT, Inc.
Advanced Communication Technologies, Inc.
Coast to Coast, L.L.C.
Danford Technologies, Inc.
Dillard Smith Construction Company
Environmental Professional Associates, Limited
Fiber Technology, Inc.
Five Points Construction Company
Golden State Utility Co.
Harker & Harker, Inc.
Manuel Bros., Inc.
NorAm Telecommunications, Inc.
North Pacific Construction Co., Inc.
Northern Line Layers, Inc.
PAR Electrical Contractors, Inc.
PDG Electric Company
Potelco, Inc.
QSI, Inc.
Quanta XI Acquisition, Inc.
Quanta XIX Acquisition, Inc.
Quanta XVIII Acquisition, Inc.
Quanta XVII Acquisition, Inc.
Quanta XVI Acquisition, Inc.
Quanta XXI Acquisition, Inc.
Quanta X Acquisition, Inc.
Quanta XX Acquisition, Inc.
Quanta XIV Acquisition, Inc.
Quanta XIII Acquisition, Inc.
Quanta II Acquisition, Inc.
Quanta XII Acquisition, Inc.
Quanta VII Acquisition, Inc.
Quanta Services Management Partnership, L.P.
Quanta XV Acquisition, Inc.
Quanta Utility Installation, Inc.
Quanta Services of Canada, Ltd.
Quanta Delaware, Inc.
R. A. Waffensmith & Co., Inc.
Spalj Construction Company
Span-Con of Deerwood, Inc.
Sumter Builders, Inc.
Telecom Network Specialists, Inc.
The Ryan Company
Tip Top Aborists, Inc.
TRANS TECH Electric, Inc.
Underground Construction Co., Inc.
Union Power Construction Company
VCI Telcom, Inc.
W.H.O.M. Corporation
Western Directional, Inc.
Wilson Roadbores, Inc.